Sterling Bancorp
400 Rella Boulevard
Montebello, NY 10901-4243

News Release	T 845.369.8040
F 845.369.8255

http://www.sterlingbancorp.com

FOR IMMEDIATE RELEASE
October 25, 2016

STERLING BANCORP CONTACT:
Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
Sterling Bancorp Announces Strong Results for the Three and Nine Months Ended September 30, 2016.
Strong operating momentum in the third quarter continues, highlighted by GAAP diluted earnings per share of $0.29, adjusted diluted earnings per share1 of $0.29 and record volumes in loans and deposits.
Key Performance Highlights for the Three Months ended September 30, 2016 vs. September 30, 2015

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	2015	2016	Change % / bps	2015	2016	Change % / bps
Total revenue[2]	$112,156	$122,169	8.9%	$111,137	$122,371	10.1%
Net income	24,193	37,422	54.7	32,035	37,793	18.0
Diluted EPS	0.19	0.29	52.6	0.25	0.29	16.0
Net interest margin[3]	3.69%	3.41%	(28)	3.76%	3.53%	(23)
Return on average tangible equity	10.82	15.13	431	14.33	15.28	95
Return on average tangible assets	0.91	1.20	29	1.21	1.21	—
Efficiency ratio[4]	63.6	51.0	(1,260)	49.0	45.8	(320)
▪Total portfolio loans reached a record $9.2 billion as of September 30, 2016.

▪	Annualized loan growth of 26.6% (end of period balances, including acquired loans) and 20.6% (average balances, including acquired loans) over the linked quarter.

▪	Loans to deposits ratio of 89.9%; total deposits reached a record $10.2 billion at September 30, 2016 with over $9.0 billion in core deposits[5] and a total cost of deposits of 0.37%.

▪
Annualized deposit growth of 16.7% (end of period balances) and 14.7% (average balances) over the linked quarter. Annualized core deposit[5] growth of 8.7% (end of period balances) and 8.7% (average balances) over the linked quarter.

▪	Consolidated one financial center during the quarter; total of 12 financial centers consolidated year-to-date. Total financial centers were 41 as of September 30, 2016.

▪
Completed the divestiture of the residential mortgage originations business; incurred a charge of $2.0 million related to fixed asset impairments, facilities closures and severance. Income from existing loans held for sale and earn-out payments related to the divestiture are expected to be recognized over the next 12 months should result in a neutral impact to earnings over time.

▪	Completed the acquisition of a ~$170 million restaurant franchise finance portfolio from GE Capital in September 2016.

1. Adjusted measures are defined in the non-GAAP tables beginning on page 15.
2. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin as adjusted is equal to net interest margin plus the tax equivalent adjustment for tax exempt securities.
4. See page 16 for the calculation of the efficiency ratio and page 17 for an explanation of the efficiency ratio.
5. Core deposits include retail, commercial and municipal transaction, money market and savings accounts and exclude certificates of deposit and brokered deposits, except for reciprocal Certificate of Deposit Account Registry balances.

MONTEBELLO, N.Y. – October 25, 2016 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three and nine months ended September 30, 2016. Net income for the quarter was $37.4 million, or $0.29 per diluted share, compared to net income of $37.8 million, or $0.29 per diluted share, for the linked quarter ended June 30, 2016 and net income of $24.2 million, or $0.19 per diluted share, for the third quarter of 2015.

Net income for the nine months ended September 30, 2016 was $99.0 million, or $0.76 per diluted share, compared to net income of $33.3 million, or $0.32 per diluted share for the first nine months of 2015. Results for the first nine months of 2015 included merger-related expense and other restructuring charges incurred in connection with the Hudson Valley Merger, and the results of operations of Hudson Valley for the period June 30, 2015 (date of acquisition) through September 30, 2015.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “Our positive momentum in operating performance continued this quarter, highlighted by higher adjusted profitability and significant growth in loans and deposits. As of September 30, 2016, our total assets reached $13.6 billion, compared to $11.6 billion a year ago, and our total deposits reached $10.2 billion, compared to $8.8 billion a year ago. We continue to execute our strategy of creating a high performing regional bank that focuses on serving commercial middle market clients and consumers.

“The positive impact of our strategic initiatives, which include the continued reduction of our network of financial centers and the expansion of our commercial banking relationships and operations, is evident in our results. For the third quarter, our GAAP net income was $37.4 million, or $0.29 per diluted share. Our adjusted net income was $37.8 million and adjusted diluted earnings per share were $0.29, compared to $32.0 million and $0.25, respectively, for the same quarter a year ago. This represents adjusted growth of 18.0% and 16.0%, respectively, between the two periods. Our return on average tangible assets for the quarter was 1.20% and return on average tangible equity was 15.13%. This compares to 0.91% and 10.82% for the same quarter a year ago. Our adjusted return on average tangible assets for the quarter was 1.21% and adjusted return on average tangible equity was 15.28%. This compares to 1.21% and 14.33%, respectively, for the same quarter a year ago.

“We continue to focus on improving our operating leverage and becoming a more efficient and profitable company. During the quarter, our reported operating efficiency ratio was 51.0% and our adjusted efficiency ratio was 45.8%. This represents a decrease of 1,260 and 320 basis points, relative to the same quarter a year ago.

“We continuously evaluate the performance of our business lines to determine where we should allocate our capital and resources. During the third quarter, we closed the sale of our residential mortgage originations business, which will further improve our operating efficiency. We anticipate we will complete the sale of our trust division in the fourth quarter of 2016. We will reallocate capital and resources from these businesses to other businesses that are more in-line with our diversified commercial banking strategy and where we can achieve risk-adjusted returns that exceed our targets.

“We have a strong and diversified balance sheet, with ample funding to continue executing our strategy. We are confident in our ability to generate organic growth and acquisition opportunities, and we are well-positioned to continue delivering attractive returns for our shareholders.

“Lastly, I am pleased to announce our Board of Directors has declared a dividend on our common stock of $0.07 per share payable on November 21, 2016 to holders of record as of November 7, 2016.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
GAAP net income of $37.4 million, or $0.29 per diluted share, for the third quarter of 2016, included a pre-tax net gain on sale of securities of $3.4 million, a pre-tax loss on the extinguishment of debt of $1.0 million as the Company repurchased $23.0 million of senior notes due July 2018, a pre-tax restructuring charge recorded in connection with the divestiture of the residential mortgage originations business of $2.0 million and the amortization of non-compete agreements and acquired customer list intangibles of $970 thousand. Excluding the impact of these items, adjusted net income was $37.8 million, or $0.29 per diluted share, which matched our reported GAAP results.

Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s Non-GAAP financial measures beginning on page 15.

Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	9/30/2015	6/30/2016	9/30/2016	Y-o-Y	Linked Qtr
Interest income	$103,298	$114,309	$118,161	14.4%	3.4%
Interest expense	9,944	13,929	15,031	51.2	7.9
Net interest income	$93,354	$100,380	$103,130	10.5	2.7

Accretion on acquired loans	$5,756	$4,088	$4,381	(23.9)%	7.2%
Yield on loans	4.75%	4.68%	4.57%	(0.18)	(0.11)
Tax equivalent yield on investment securities	2.63	2.76	2.74	0.11	(0.02)
Tax equivalent yield on interest earning assets	4.15	4.09	4.03	(0.12)	(0.06)
Cost of total deposits	0.24	0.35	0.37	0.13	0.02
Cost of interest bearing deposits	0.39	0.52	0.54	0.15	0.02
Cost of borrowings	2.38	1.73	1.75	(0.63)	0.02
Tax equivalent net interest margin	3.76	3.60	3.53	(0.23)	(0.07)

Average loans, includes loans held for sale	$7,331,559	$8,313,529	$8,744,508	19.3%	5.2%
Average investment securities	2,414,475	2,869,651	2,937,708	21.7	2.4
Average total earning assets	10,038,831	11,558,424	12,015,838	19.7	4.0
Average deposits	8,691,908	9,561,997	9,915,494	14.1	3.7

Third quarter 2016 compared with third quarter 2015
Net interest income was $103.1 million, an increase of $9.8 million compared to the third quarter of 2015. This was mainly due to an increase in average loans, resulting from the acquisition of NewStar Business Credit LLC (“NSBC”), which closed on March 31, 2016, and organic growth. Other key components of the changes in net interest income were the following:

▪	The yield on loans was 4.57%, compared to 4.75% for the three months ended September 30, 2015.

▪	Yield on loans included $4.4 million of accretion of the fair value discount associated with prior acquisitions compared to $5.8 million in the third quarter of 2015.

▪	Average commercial loans were $7.7 billion compared to $6.3 billion in the third quarter of 2015, an increase of $1.5 billion or 23.4%.

▪	The tax equivalent yield on investment securities increased 11 basis points to 2.74%.

▪	The cost of total deposits was 37 basis points and the cost of borrowings was 1.75%, compared to 24 basis points and 2.38%, respectively, for the same period a year ago.

▪	The tax equivalent yield on interest earning assets decreased 12 basis points from the third quarter of 2015 to 4.03% for the third quarter of 2016.

▪	Tax equivalent net interest margin was 3.53% compared to 3.76% for the same period a year ago.

Third quarter 2016 compared with linked quarter ended June 30, 2016
Net interest income increased $2.8 million compared to the linked quarter ended June 30, 2016. The increase was mainly due to organic loan growth, as the average balance of loans increased $431.0 million compared to the linked quarter ended June 30, 2016. The franchise financing loan portfolio acquired from GE Capital on September 9, 2016 increased our average commercial loan balances in the period by approximately $40 million. Net interest income also benefited from higher accretion of the fair value discount on acquired loans, which increased $293 thousand and was $4.4 million in the third quarter of 2016. Average interest bearing deposits increased by $216.9 million and average borrowings increased $19.6 million relative to the linked quarter, resulting in an increase of $1.1 million in interest expense.
Other key components of the change in net interest income were the following:

▪	The yield on loans was 4.57% in the quarter compared to 4.68% in the linked quarter.

▪	Average commercial loans were $7.7 billion compared to $7.3 billion in the linked quarter, an increase of $436.9 million, or 23.9% on an annualized basis.

▪	During the quarter, we issued $65.0 million of subordinated notes at Sterling National Bank at an effective interest rate of 5.125%, and we redeemed $23.0 million of 5.50% senior notes due July 2018.

▪	The tax equivalent yield on investment securities decreased two basis points to 2.74% in the quarter.

▪	The cost of total deposits increased two basis points to 37 basis points in the quarter. The total cost of borrowings increased two basis points to 1.75% for the third quarter of 2016.

▪	The tax equivalent yield on interest earning assets decreased six basis points to 4.03% in the quarter.

▪	Tax equivalent net interest margin was 3.53% compared to 3.60% in the linked quarter.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	9/30/2015	6/30/2016	9/30/2016	Y-o-Y	Linked Qtr
Total non-interest income	$18,802	$20,442	$19,039	1.3%	(6.9)%
Net gain on sale of securities	2,726	4,474	3,433	25.9	(23.3)
Adjusted non-interest income	$16,076	$15,968	$15,606	(2.9)	(2.3)

Third quarter 2016 compared with third quarter 2015
Excluding net gain on sale of securities, adjusted non-interest income declined $470 thousand in the third quarter of 2016 to $15.6 million compared to $16.1 million in the same quarter last year. The change was mainly due to a decrease in mortgage banking fee income of $1.8 million as a result of the sale of our residential mortgage originations business, and a decrease of $1.0 million in deposit fees and service charges associated mainly with the impact of the Durbin Amendment, which decreased our interchange revenue effective July 1, 2016. Partially offsetting these decreases was an increase in other non-interest income of $1.4 million due to letters of credit, other commissions and loan fees and higher swap fees, an increase of $598 thousand in bank owned life insurance (“BOLI”) income, and an increase of $137 thousand in accounts receivable/factoring commissions.

Third quarter 2016 compared with linked quarter ended June 30, 2016
Excluding net gain on sale of securities, adjusted non-interest income declined $362 thousand from $16.0 million in the second quarter of 2016 to $15.6 million in the third quarter of 2016. This was mainly due to lower mortgage banking fee income of $1.2 million as a result of the sale of our residential mortgage originations business and lower deposit fees and service charges of $677 thousand associated with the impact of the Durbin Amendment. These declines were partially offset by an increase of $742 thousand in accounts receivable/factoring commissions, and an increase of $610 thousand in BOLI income.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	9/30/2015	6/30/2016	9/30/2016	Y-o-Y	Linked Qtr
Compensation and benefits	$29,238	$31,336	$32,501	11.2%	3.7%
Occupancy and office operations	9,576	8,810	8,021	(16.2)	(9.0)
Loss on extinguishment of senior notes	—	—	1,013	—	NM
Charge for asset write-downs and severance	—	—	2,000	NM	NM
Defined benefit plan termination charge	13,384	—	—	(100.0)	NM
Other expenses	19,117	19,494	18,721	(2.1)	(4.0)
Total non-interest expense	$71,315	$59,640	$62,256	(12.7)	4.4
Full time equivalent employees (“FTEs”) at period end	1,138	1,065	995	(12.6)	(6.6)
Financial centers at period end	59	42	41	(30.5)	(2.4)
Efficiency ratio, as reported	63.6%	49.4%	51.0%	12.6	(1.6)
Efficiency ratio, as adjusted	49.0	47.2	45.8	3.2	1.4

Third quarter 2016 compared with third quarter 2015
Total non-interest expense decreased $9.1 million relative to the third quarter of 2015, from $71.3 million to $62.3 million in the third quarter of 2016. Results for the third quarter of 2015 included a defined benefit plan termination charge of $13.4 million. Also contributing to the decline in non-interest expense was a decrease of $1.6 million in occupancy and office operations mainly due to the consolidation of 18 financial centers between the periods. Partially offsetting this decline was an increase in compensation and benefits expense of $3.3 million in the third quarter of 2016 compared to the third quarter of 2015, which is mainly due to an increase in personnel as a result of the NSBC acquisition and the continued growth of our commercial banking teams, and the loss on extinguishment of debt and charges related to the divestiture of the residential mortgage originations business increased non-interest expense by $3.0 million in the quarter, as discussed above.

Third quarter 2016 compared with linked quarter ended June 30, 2016
Non-interest expense increased $2.6 million from $59.6 million in the linked quarter to $62.3 million in the third quarter of 2016. This was mainly due to the loss on extinguishment of debt and charges related to the divestiture of the residential mortgage originations business, which is discussed above. Compensation and benefits expense increased $1.2 million between the periods due to incentive compensation and an increase in the cost of employee benefits associated with our health care plan. Partially offsetting these increases was a decline in occupancy and office operations of $789 thousand due to the ongoing consolidation of our financial centers and other locations, a decrease in other expenses associated with the sale of the residential mortgage originations business and a decrease in total FTEs from 1,065 to 995.

Taxes
As a result of the completion of the Company’s income tax returns for fiscal 2015, and the continued growth of tax-exempt loans and municipal securities, the Company revised its estimated effective income tax rate to 32.5% for the nine months ended September 30, 2016. This resulted in an effective tax rate of 31.2% for the third quarter, compared to 32.8% in the second quarter of 2016 and 32.5% in the third quarter of 2015. The effective income tax rate for fiscal 2016 is expected to be between 32% and 33%.

Key Balance Sheet Highlights as of September 30, 2016

($ in thousands)	As of			Change % / bps
	9/30/2015	12/31/2015	9/30/2016	Y-o-Y	Nine months
Total assets	$11,597,393	$11,955,952	$13,617,228	17.4%	13.9%
Total loans	7,525,632	7,859,360	9,168,741	21.8	16.7
Commercial & industrial (“C&I”) loans	3,015,043	3,131,028	4,097,767	35.9	30.9
Commercial real estate loans	3,497,755	3,715,779	4,107,072	17.4	10.5
Total commercial loans	6,512,798	6,846,807	8,204,839	26.0	19.8
Total deposits	8,805,411	8,580,007	10,197,253	15.8	18.8
Core deposits	8,157,838	7,822,637	9,002,189	10.4	15.1
Investment securities	2,527,992	2,643,823	2,797,717	10.7	5.8
Total borrowings	948,048	1,525,344	1,451,526	53.1	(4.8)
Loans to deposits	85.5%	91.6%	89.9%	4.4	(1.7)
Core deposits to total deposits	92.6	91.2	88.3	(4.30)	(2.90)
Investment securities to total assets	21.8	22.1	20.5	(1.3)	(1.6)
Highlights in balance sheet items as of September 30, 2016 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factoring and equipment finance) represented 44.7%, commercial real estate loans represented 42.5%, consumer and residential mortgage loans represented 10.5%, and acquisition, development and construction loans represented 2.3% of the total loan portfolio.

▪
Commercial loan growth, which includes all C&I loans, commercial real estate and acquisition, development and construction loans, was $1.4 billion for the nine months ended September 30, 2016, which included $162.0 million of franchise financing loans acquired from GE Capital and $320.4 million of ABL loans acquired from NSBC.

▪	Residential mortgage warehouse lending balances reached a record $586.4 million as of September 30, 2016.

▪	Aggregate exposure to taxi medallion relationships was $51.9 million, which represented 0.57% of total loans as of September 30, 2016.

▪	Total deposits at September 30, 2016 increased $1.6 billion, or 25.2% annualized, over December 31, 2015, and $1.4 billion or 15.8%, over September 30, 2015.

▪	Core deposits at September 30, 2016 increased $1.2 billion, or 20.1% annualized, over December 31, 2015, and $844.4 million, or 10.4%, over September 30, 2015.

▪	Borrowings were $1.5 billion at September 30, 2016 and December 31, 2015.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	9/30/2015	6/30/2016	9/30/2016	Y-o-Y	Linked Qtr
Provision for loan losses	$5,000	$5,000	$5,500	10.0%	10.0%
Net charge-offs	1,706	2,149	1,960	14.9	(8.8)
Allowance for loan losses	47,611	55,865	59,405	24.8	6.3
Non-performing loans	67,672	79,564	81,067	19.8	1.9
Net charge-offs annualized	0.09%	0.10%	0.09%	—	1.0
Allowance for loan losses to total loans	0.63	0.65	0.65	2.0	—
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans[6]	1.28	1.11	1.10	(18.0)	(1.0)
Allowance for loan losses to non-performing loans	70.4	70.2	73.3	290	310

Provision for loan losses was $5.5 million in the third quarter of 2016, an increase of $500 thousand from the linked quarter. This was mainly due to organic loan growth.
As a result of purchase accounting, a substantial portion of the loans acquired in prior merger transactions do not have an allocation in the allowance for loan losses as the performance of these loans remains satisfactory. The total valuation balances recorded against portfolio loans to adjusted gross portfolio loans6 was 1.11% and 1.10% at June 30, 2016 and September 30, 2016, respectively.
Non-performing loans at September 30, 2016, which includes non-accrual loans and loans over 90 days past due still accruing interest increased by $1.5 million to $81.1 million from the linked quarter. The allowance for loan losses to non-performing loans increased to 73.3% as of September 30, 2016.
Aggregate exposure to taxi medallion relationships as of September 30, 2016 was $51.8 million. This represented a decrease of $6.1 million, or 10.4%, relative to the linked quarter.
6 See a reconciliation of this non-GAAP financial measure on page 17.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	9/30/2015	12/31/2015	9/30/2016	Y-o-Y	Six months
Total stockholders’ equity	$1,652,204	$1,665,073	$1,765,160	6.8%	6.0%
Goodwill and intangible assets	751,529	748,066	765,858	1.9	2.4
Tangible stockholders’ equity	$900,675	$917,007	$999,302	11.0	9.0
Common shares outstanding	129,769,569	130,006,926	130,853,673	0.8	0.7
Book value per share	$12.73	$12.81	$13.49	6.0	5.3
Tangible book value per share	6.94	7.05	7.64	10.1	8.4
Tangible equity to tangible assets	8.30%	8.18%	7.78%	(0.52)	(0.40)
Estimated Tier 1 leverage ratio - Company	9.12	9.03	8.31	(0.81)	(0.72)
Estimated Tier 1 leverage ratio - Bank	9.80	9.65	8.72	(1.08)	(0.93)
The increase in stockholders’ equity of $100.1 million to $1.8 billion as of September 30, 2016 compared to December 31, 2015 was mainly the result of net income of $99.0 million, and an increase in other comprehensive income of $20.0 million. The change in accumulated other comprehensive income was primarily due to a change in the fair value of our available for sale securities portfolio, and stock option exercises and stock-based compensation, which totaled $8.4 million. These increases were partially offset by declared dividends of $27.3 million.

Total goodwill and other intangible assets were $765.9 million at September 30, 2016, an increase of $17.8 million compared to December 31, 2015, which was due to the NSBC Acquisition, partially offset by amortization of $9.5 million.
For the quarter ended September 30, 2016, basic and diluted weighted average common shares outstanding increased to 130.2 million and 130.9 million, respectively, compared to 130.1 million basic shares and 130.7 million diluted shares, respectively, for the quarter ended June 30, 2016. Total common shares outstanding at September 30, 2016 were approximately 130.9 million.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Wednesday, October 26, 2016 at 10:30 AM Eastern Time to discuss the Company’s results. Interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com. Analysts are invited to listen by dialing (888) 312-9846, Conference ID #5351232. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of service and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: our ability to successfully implement strategic initiatives, to grow revenues faster than we grow expenses, and to integrate and fully realize cost savings and other benefits we estimate in connection with acquisitions; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION                        (unaudited, in thousands, except share and per share data)

	9/30/2015	12/31/2015	9/30/2016
Assets:
Cash and cash equivalents	$318,139	$229,513	$380,458
Investment securities	2,527,992	2,643,823	2,797,717
Loans held for sale	66,506	34,110	81,695
Portfolio loans:
Residential mortgage	721,606	713,036	672,355
Commercial real estate	3,320,693	3,529,381	3,895,176
Commercial and industrial	3,015,043	3,131,028	4,097,767
Acquisition, development and construction	177,062	186,398	211,896
Consumer	291,228	299,517	291,547
Total portfolio loans, gross	7,525,632	7,859,360	9,168,741
Allowance for loan losses	(47,611)	(50,145)	(59,405)
Total portfolio loans, net	7,478,021	7,809,215	9,109,336
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	89,626	116,758	107,670
Accrued interest receivable	31,092	31,531	42,107
Premises and equipment, net	63,508	63,362	58,761
Goodwill	670,699	670,699	696,600
Other intangibles	80,830	77,367	69,258
Bank owned life insurance	195,741	196,288	198,556
Other real estate owned	11,831	14,614	16,422
Other assets	63,408	68,672	58,648
Total assets	$11,597,393	$11,955,952	$13,617,228
Liabilities:
Deposits	$8,805,411	$8,580,007	$10,197,253
FHLB borrowings	806,970	1,409,885	1,181,498
Other borrowings	42,286	16,566	21,191
Senior notes	98,792	98,893	76,388
Subordinated notes	—	—	172,449
Mortgage escrow funds	13,865	13,778	15,836
Other liabilities	177,865	171,750	187,453
Total liabilities	9,945,189	10,290,879	11,852,068
Stockholders’ equity:
Common stock	1,367	1,367	1,367
Additional paid-in capital	1,508,669	1,506,612	1,504,777
Treasury stock	(78,342)	(76,190)	(66,262)
Retained earnings	221,335	245,408	317,385
Accumulated other comprehensive (loss) income	(825)	(12,124)	7,893
Total stockholders’ equity	1,652,204	1,665,073	1,765,160
Total liabilities and stockholders’ equity	$11,597,393	$11,955,952	$13,617,228

Shares of common stock outstanding at period end	129,769,569	130,006,926	130,853,673
Book value per share	$12.73	$12.81	$13.49
Tangible book value per share	6.94	7.05	7.64

Sterling Bancorp and Subsidiaries                                        CONSOLIDATED CONDENSED INCOME STATEMENTS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended			For the Nine Months Ended
	9/30/2015	6/30/2016	9/30/2016	9/30/2015	9/30/2016
Interest and dividend income:
Loans and loan fees	$87,774	$96,658	$100,503	$202,789	$286,195
Securities taxable	11,114	10,662	9,870	27,168	32,548
Securities non-taxable	3,169	5,871	6,751	8,936	16,501
Other earning assets	1,241	1,118	1,037	3,023	3,232
Total interest and dividend income	103,298	114,309	118,161	241,916	338,476
Interest expense:
Deposits	5,299	8,328	9,201	11,749	23,938
Borrowings	4,645	5,601	5,830	14,372	17,518
Total interest expense	9,944	13,929	15,031	26,121	41,456
Net interest income	93,354	100,380	103,130	215,795	297,020
Provision for loan losses	5,000	5,000	5,500	10,200	14,500
Net interest income after provision for loan losses	88,354	95,380	97,630	205,595	282,520
Non-interest income:
Accounts receivable / factoring commissions and other fees	4,761	4,156	4,898	12,698	13,548
Mortgage banking income	2,956	2,367	1,153	8,643	5,522
Deposit fees and service charges	4,450	4,084	3,407	11,628	11,981
Net gain on sale of securities	2,726	4,474	3,433	4,958	7,624
Bank owned life insurance	1,293	1,281	1,891	3,443	4,499
Investment management fees	844	934	1,086	1,520	3,144
Other	1,772	3,146	3,171	3,778	8,593
Total non-interest income	18,802	20,442	19,039	46,668	54,911
Non-interest expense:
Compensation and benefits	29,238	31,336	32,501	75,070	93,857
Stock-based compensation plans	1,064	1,747	1,673	3,300	4,960
Occupancy and office operations	9,576	8,810	8,021	23,610	26,113
Amortization of intangible assets	3,431	3,241	3,241	6,611	9,535
FDIC insurance and regulatory assessments	2,281	2,300	2,151	5,093	6,709
Other real estate owned, net	183	541	721	187	1,844
Merger-related expenses	—	—	—	17,079	265
Defined benefit plan termination charge	13,384	—	—	13,384	—
Loss on extinguishment of borrowings	—	—	1,013	—	9,729
Other	12,158	11,665	12,935	58,564	37,815
Total non-interest expense	71,315	59,640	62,256	202,898	190,827
Income before income tax expense	35,841	56,182	54,413	49,365	146,604
Income tax expense	11,648	18,412	16,991	16,043	47,646
Net income	$24,193	$37,770	$37,422	$33,322	$98,958
Weighted average common shares:
Basic	129,172,832	130,081,465	130,239,193	102,655,566	130,049,358
Diluted	129,631,858	130,688,729	130,875,614	103,069,057	130,645,705
Earnings per common share:
Basic earnings per share	$0.19	$0.29	$0.29	$0.32	$0.76
Diluted earnings per share	0.19	0.29	0.29	0.32	0.76
Dividends declared per share	0.07	0.07	0.07	0.21	0.21

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Total assets	$11,597,393	$11,955,952	$12,865,356	$13,065,248	$13,617,228
Tangible assets [1]	10,845,864	11,207,886	12,092,966	12,296,123	12,851,370
Securities available for sale	1,854,862	1,921,032	1,894,820	1,613,013	1,417,617
Securities held to maturity	673,130	722,791	952,922	1,367,046	1,380,100
Portfolio loans	7,525,632	7,859,360	8,286,163	8,594,295	9,168,741
Goodwill	670,699	670,699	696,600	696,600	696,600
Other intangibles	80,830	77,367	75,790	72,525	69,258
Deposits	8,805,411	8,580,007	9,328,622	9,785,556	10,197,253
Municipal deposits (included above)	1,352,846	1,140,206	1,285,263	1,184,231	1,551,147
Borrowings	948,048	1,525,344	1,675,508	1,309,954	1,451,526
Stockholders’ equity	1,652,204	1,665,073	1,698,133	1,735,994	1,765,160
Tangible equity [1]	900,675	917,007	925,743	966,869	999,302
Quarterly Average Balances
Total assets	11,242,870	11,622,621	12,001,370	12,700,038	13,148,201
Tangible assets [1]	10,490,169	10,872,287	11,253,958	11,929,107	12,380,448
Loans, gross:
Residential mortgage	780,373	777,561	755,564	729,685	727,304
Commercial real estate	3,253,183	3,444,774	3,587,341	3,694,162	3,823,853
Commercial and industrial:
Traditional commercial and industrial	1,295,034	1,378,642	1,381,107	1,456,402	1,624,438
Asset based lending	303,387	304,113	304,779	636,383	640,931
Payroll finance	175,240	199,856	192,428	187,887	162,938
Warehouse lending	286,557	293,387	248,831	301,882	404,156
Factored receivables	192,380	210,081	181,974	183,051	200,471
Equipment financing	578,655	587,445	616,995	630,922	652,531
Total commercial and industrial	2,831,253	2,973,524	2,926,114	3,396,527	3,685,465
Acquisition, development and construction	173,898	181,550	179,420	197,489	215,798
Consumer	292,852	281,242	297,028	295,666	292,088
Loans, total [2]	7,331,559	7,658,651	7,745,467	8,313,529	8,744,508
Interest bearing cash and cash equivalents	211,723	168,199	296,668	272,426	230,478
Securities (taxable)	1,967,600	2,111,953	2,139,547	2,032,518	1,838,775
Securities (non-taxable)	446,875	429,633	593,777	837,133	1,098,933
Total earning assets	10,038,831	10,460,168	10,880,356	11,558,424	12,015,838
Deposits:
Non-interest bearing demand	3,234,450	3,017,727	3,009,085	3,059,562	3,196,204
Interest bearing demand	1,418,803	1,485,690	1,607,227	2,016,365	2,107,669
Savings (including mortgage escrow funds)	950,709	962,766	814,485	809,123	827,647
Money market	2,548,181	2,808,734	2,866,666	3,056,188	3,174,536
Certificates of deposit	539,765	550,640	619,154	620,759	609,438
Total deposits and mortgage escrow	8,691,908	8,825,557	8,916,617	9,561,997	9,915,494
Borrowings	772,777	988,550	1,274,605	1,304,442	1,324,001
Stockholders’ equity	1,639,458	1,661,282	1,686,274	1,711,902	1,751,414
Tangible equity [1]	886,757	910,948	938,862	940,971	983,661

[1] See a reconciliation of this non-GAAP financial measure on page 15.
[2] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries                                        SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Share Data	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Basic earnings per share	$0.19	$0.25	$0.18	$0.29	$0.29
Diluted earnings per share	0.19	0.25	0.18	0.29	0.29
Adjusted diluted earnings per share, non-GAAP [1]	0.25	0.26	0.25	0.27	0.29
Dividends declared per share	0.07	0.07	0.07	0.07	0.07
Tangible book value per share	6.94	7.05	7.09	7.40	7.64
Shares of common stock o/s	129,769,569	130,006,926	130,548,989	130,620,463	130,853,673
Basic weighted average common shares o/s	129,733,911	129,812,551	129,974,025	130,081,465	130,239,193
Diluted weighted average common shares o/s	130,192,937	130,354,779	130,500,975	130,688,729	130,875,614
Performance Ratios (annualized)
Return on average assets	0.85%	1.12%	0.80%	1.20%	1.13%
Return on average equity	5.85%	7.83%	5.67%	8.87%	8.50%
Return on average tangible assets, as reported [1]	0.91%	1.20%	0.85%	1.27%	1.20%
Return on average tangible equity, as reported [1]	10.82%	14.28%	10.18%	16.14%	15.13%
Return on average tangible assets, as adjusted [1]	1.21%	1.22%	1.15%	1.19%	1.21%
Return on average tangible equity, as adjusted [1]	14.33%	14.60%	13.78%	15.14%	15.28%
Operating efficiency, as adjusted [1]	49.0%	47.6%	48.9%	47.2%	45.8%
Analysis of Net Interest Income
Yield on loans	4.75%	4.65%	4.62%	4.68%	4.57%
Yield on investment securities - tax equivalent [2]	2.63%	2.66%	2.65%	2.76%	2.74%
Yield on interest earning assets - tax equivalent [2]	4.15%	4.09%	4.00%	4.09%	4.03%
Cost of total deposits	0.24%	0.26%	0.29%	0.35%	0.37%
Cost of borrowings	2.38%	2.04%	1.92%	1.73%	1.75%
Cost of interest bearing liabilities	0.63%	0.63%	0.70%	0.72%	0.74%
Net interest rate spread - tax equivalent basis [2]	3.52%	3.46%	3.30%	3.37%	3.29%
Net interest margin - GAAP basis	3.69%	3.62%	3.46%	3.50%	3.41%
Net interest margin - tax equivalent basis [2]	3.76%	3.68%	3.53%	3.60%	3.53%
Capital
Tier 1 leverage ratio - Company [3]	9.12%	9.03%	8.60%	8.36%	8.31%
Tier 1 leverage ratio - Bank only [3]	9.80%	9.65%	9.16%	8.84%	8.72%
Tier 1 risk-based capital ratio - Bank only [3]	11.79%	11.45%	10.89%	10.70%	10.32%
Total risk-based capital ratio - Bank only [3]	12.34%	12.00%	12.60%	12.37%	12.53%
Tangible equity to tangible assets - Company [1]	8.30%	8.18%	7.66%	7.86%	7.78%
Condensed Five Quarter Income Statement
Interest and dividend income	$103,298	$106,224	$106,006	$114,309	$118,161
Interest expense	9,944	10,803	12,496	13,929	15,031
Net interest income	93,354	95,421	93,510	100,380	103,130
Provision for loan losses	5,000	5,500	4,000	5,000	5,500
Net interest income after provision for loan losses	88,354	89,921	89,510	95,380	97,630
Non-interest income	18,802	16,081	15,430	20,442	19,039
Non-interest expense	71,315	57,419	68,931	59,640	62,256
Income before income tax expense	35,841	48,583	36,009	56,182	54,413
Income tax expense	11,648	15,792	12,243	18,412	16,991
Net income	$24,193	$32,791	$23,766	$37,770	$37,422

[1] See a reconciliation of non-GAAP financial measures beginning on page 15.
[2] Tax equivalent basis represents interest income earned on municipal securities divided by the applicable Federal tax rate of 35%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
Balance, beginning of period	$44,317	$47,611	$50,145	53,014	$55,865
Provision for loan losses	5,000	5,500	4,000	5,000	5,500
Loan charge-offs:
Commercial & industrial	(224)	(281)	(489)	(429)	(570)
Payroll finance	(44)	—	—	(28)	—
Warehouse lending	—	—	—	—	—
Factored receivables	(52)	(21)	(81)	(792)	(60)
Equipment financing	(1,369)	(1,463)	(457)	(572)	(377)
Commercial real estate	(223)	(1,134)	(4)	(100)	(630)
Multi-family	—	—	—	(18)	(399)
Acquisition development & construction	—	—	—	—	—
Residential mortgage	(546)	(524)	(224)	(209)	(338)
Consumer	(387)	(810)	(511)	(532)	(259)
Total charge offs	(2,845)	(4,233)	(1,766)	(2,680)	(2,633)
Recoveries of loans previously charged-off:
Commercial & industrial	781	675	329	199	381
Payroll finance	—	24	4	28	—
Warehouse lending	—	—	—	—	—
Factored receivables	18	14	24	17	10
Equipment financing	148	409	108	102	123
Commercial real estate	76	56	21	53	111
Multi-family	—	9	2	—	—
Acquisition development & construction	—	43	—	104	—
Residential mortgage	81	—	28	1	—
Consumer	35	37	119	27	48
Total recoveries	1,139	1,267	635	531	673
Net loan charge-offs	(1,706)	(2,966)	(1,131)	(2,149)	(1,960)
Balance, end of period	$47,611	$50,145	$53,014	$55,865	$59,405
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$67,390	$65,737	$84,436	$79,036	$77,794
NPLs still accruing	282	674	1,002	528	3,273
Total NPLs	67,672	66,411	85,438	79,564	81,067
Other real estate owned	11,831	14,614	14,527	16,590	16,422
Non-performing assets (“NPAs”)	$79,503	$81,025	$99,965	$96,154	$97,489
Loans 30 to 89 days past due	$30,881	$67,996	$19,168	$18,803	$17,683
Net charge-offs as a % of average loans (annualized)	0.09%	0.15%	0.06%	0.10%	0.09%
NPLs as a % of total loans	0.90	0.84	1.03	0.93	0.88
NPAs as a % of total assets	0.69	0.68	0.78	0.74	0.72
Allowance for loan losses as a % of NPLs	70.4	75.5	62.0	70.2	73.3
Allowance for loan losses as a % of total loans	0.63	0.64	0.64	0.65	0.65
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans [1]	1.28	1.16	1.17	1.11	1.10
Special mention loans	$91,076	$68,003	$101,560	$103,710	$101,784
Substandard loans	120,684	129,665	131,919	125,571	112,552
Doubtful loans	152	713	556	330	932
[1] See a reconciliation of this non-GAAP financial measure on page 17.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	June 30, 2016			September 30, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$7,288,178	$86,206	4.76%	$7,725,116	$89,905	4.63%
Consumer loans	295,666	3,391	4.61%	292,088	3,269	4.45%
Residential mortgage loans	729,685	7,061	3.87%	727,304	7,329	4.03%
Total net loans [1]	8,313,529	96,658	4.68%	8,744,508	100,503	4.57%
Securities taxable	2,032,518	10,662	2.11%	1,838,775	9,870	2.14%
Securities non-taxable	837,133	9,032	4.34%	1,098,933	10,386	3.78%
Interest earning deposits	272,426	258	0.38%	230,478	167	0.29%
FHLB and Federal Reserve Bank stock	102,818	860	3.36%	103,144	870	3.36%
Total securities and other earning assets	3,244,895	20,812	2.58%	3,271,330	21,293	2.59%
Total interest earning assets	11,558,424	117,470	4.09%	12,015,838	121,796	4.03%
Non-interest earning assets	1,141,614			1,132,363
Total assets	$12,700,038			$13,148,201
Interest bearing liabilities:
Demand deposits	$2,016,365	$1,994	0.40%	$2,107,669	$1,856	0.35%
Savings deposits [2]	809,123	841	0.42%	827,647	1,515	0.73%
Money market deposits	3,056,188	4,152	0.55%	3,174,536	4,357	0.55%
Certificates of deposit	620,759	1,341	0.87%	609,438	1,473	0.96%
Total interest bearing deposits	6,502,435	8,328	0.52%	6,719,290	9,201	0.54%
Senior notes	99,032	1,478	5.97%	90,954	1,328	5.84%
Other borrowings	1,097,270	2,642	0.97%	1,104,581	2,733	0.98%
Subordinated notes	108,140	1,481	5.48%	128,466	1,769	5.51%
Total borrowings	1,304,442	5,601	1.73%	1,324,001	5,830	1.75%
Total interest bearing liabilities	7,806,877	13,929	0.72%	8,043,291	15,031	0.74%
Non-interest bearing deposits	3,059,562			3,196,204
Other non-interest bearing liabilities	121,697			157,292
Total liabilities	10,988,136			11,396,787
Stockholders’ equity	1,711,902			1,751,414
Total liabilities and stockholders’ equity	$12,700,038			$13,148,201
Net interest rate spread [3]			3.37%			3.29%
Net interest earning assets [4]	$3,751,547			$3,972,547
Net interest margin - tax equivalent		103,541	3.60%		106,765	3.53%
Less tax equivalent adjustment		(3,161)			(3,635)
Net interest income		$100,380			$103,130
Ratio of interest earning assets to interest bearing liabilities	148.1%			149.4%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	September 30, 2015			September 30, 2016
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Commercial loans	$6,258,334	$77,150	4.89%	$7,725,116	$89,905	4.63%
Consumer loans	292,852	3,294	4.46%	292,088	3,269	4.45%
Residential mortgage loans	780,373	7,330	3.76%	727,304	7,329	4.03%
Total net loans [1]	7,331,559	87,774	4.75%	8,744,508	100,503	4.57%
Securities taxable	1,967,600	11,114	2.24%	1,838,775	9,870	2.14%
Securities non-taxable	446,875	4,876	4.33%	1,098,933	10,386	3.78%
Interest earning deposits	211,723	131	0.25%	230,478	167	0.29%
FHLB and Federal Reserve Bank stock	81,074	1,110	5.43%	103,144	870	3.36%
Total securities and other earning assets	2,707,272	17,231	2.53%	3,271,330	21,293	2.59%
Total interest earning assets	10,038,831	105,005	4.15%	12,015,838	121,796	4.03%
Non-interest earning assets	1,204,039			1,132,363
Total assets	$11,242,870			$13,148,201
Interest bearing liabilities:
Demand deposits	$1,418,803	$923	0.26%	$2,107,669	$1,856	0.35%
Savings deposits [2]	950,709	564	0.24%	827,647	1,515	0.73%
Money market deposits	2,548,181	2,961	0.46%	3,174,536	4,357	0.55%
Certificates of deposit	539,765	851	0.63%	609,438	1,473	0.96%
Total interest bearing deposits	5,457,458	5,299	0.39%	6,719,290	9,201	0.54%
Senior notes	98,727	1,474	5.97%	90,954	1,328	5.84%
Other borrowings	674,050	3,171	1.87%	1,104,581	2,733	0.98%
Subordinated notes	—	—	—%	128,466	1,769	5.51%
Total borrowings	772,777	4,645	2.38%	1,324,001	5,830	1.75%
Total interest bearing liabilities	6,230,235	9,944	0.63%	8,043,291	15,031	0.74%
Non-interest bearing deposits	3,234,450			3,196,204
Other non-interest bearing liabilities	138,727			157,292
Total liabilities	9,603,412			11,396,787
Stockholders’ equity	1,639,458			1,751,414
Total liabilities and stockholders’ equity	$11,242,870			$13,148,201
Net interest rate spread [3]			3.52%			3.29%
Net interest earning assets [4]	$3,808,596			$3,972,547
Net interest margin - tax equivalent		95,061	3.76%		106,765	3.53%
Less tax equivalent adjustment		(1,707)			(3,635)
Net interest income		$93,354			$103,130
Ratio of interest earning assets to interest bearing liabilities	161.1%			149.4%
1 Average balances include the effect of net deferred loan origination fees and costs, allowance for loan losses and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP financial measures as management believes this information is useful to investors. See legend on page 17.
	As of and for the Quarter Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016

The following table shows the reconciliation of stockholders’ equity to tangible equity and the tangible equity ratio[1]:

Total assets	$11,597,393	$11,955,952	$12,865,356	$13,065,248	$13,617,228
Goodwill and other intangibles	(751,529)	(748,066)	(772,390)	(769,125)	(765,858)
Tangible assets	10,845,864	11,207,886	12,092,966	12,296,123	12,851,370
Stockholders’ equity	1,652,204	1,665,073	1,698,133	1,735,994	1,765,160
Goodwill and other intangibles	(751,529)	(748,066)	(772,390)	(769,125)	(765,858)
Tangible stockholders’ equity	900,675	917,007	925,743	966,869	999,302
Common stock outstanding at period end	129,769,569	130,006,926	130,548,989	130,620,463	130,853,673
Stockholders’ equity as a % of total assets	14.25%	13.93%	13.20%	13.29%	12.96%
Book value per share	$12.73	$12.81	$13.01	$13.29	$13.49
Tangible equity as a % of tangible assets	8.30%	8.18%	7.66%	7.86%	7.78%
Tangible book value per share	$6.94	$7.05	$7.09	$7.40	$7.64

The following table shows the reconciliation of reported return on average tangible equity and adjusted return on average tangible equity[2]:

Average stockholders’ equity	$1,639,458	$1,661,282	$1,686,274	$1,711,902	$1,751,414
Average goodwill and other intangibles	(752,701)	(750,334)	(747,412)	(770,931)	(767,753)
Average tangible stockholders’ equity	886,757	910,948	938,862	940,971	983,661
Net income	24,193	32,791	23,766	37,770	37,422
Net income, if annualized	95,983	130,095	95,586	151,910	148,874
Reported return on average tangible equity	10.82%	14.28%	10.18%	16.14%	15.13%
Adjusted net income (see reconciliation on page 16)	$32,035	$33,525	$32,159	$35,414	$37,793
Annualized adjusted net income	127,095	133,007	129,343	142,434	150,350
Adjusted return on average tangible equity	14.33%	14.60%	13.78%	15.14%	15.28%

The following table shows the reconciliation of reported return on tangible assets and adjusted return on tangible assets3:

Average assets	$11,242,870	$11,622,621	$12,001,370	$12,700,038	$13,148,201
Average goodwill and other intangibles	(752,701)	(750,334)	(747,412)	(770,931)	(767,753)
Average tangible assets	10,490,169	10,872,287	11,253,958	11,929,107	12,380,448
Net income	24,193	32,791	23,766	37,770	37,422
Net income, if annualized	95,983	130,095	95,586	151,910	148,874
Reported return on average tangible assets	0.91%	1.20%	0.85%	1.27%	1.20%
Adjusted net income (see reconciliation on page 16)	$32,035	$33,525	$32,159	$35,414	$37,793
Annualized adjusted net income	127,095	133,007	129,343	142,434	150,350
Adjusted return on average tangible assets	1.21%	1.22%	1.15%	1.19%	1.21%

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP financial measures as management believes this information is useful to investors. See legend on page 17.
	As of and for the Quarter Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$93,354	$95,421	$93,510	$100,380	$103,130
Non-interest income	18,802	16,081	15,430	20,442	19,039
Total net revenue	112,156	111,502	108,940	120,822	122,169
Tax equivalent adjustment on securities interest income	1,707	1,692	2,091	3,161	3,635
Net (gain) loss on sale of securities	(2,726)	121	283	(4,474)	(3,433)
Adjusted total revenue	111,137	113,315	111,314	119,509	122,371
Non-interest expense	71,315	57,419	68,931	59,640	62,256
Merger-related expense	—	—	(265)	—	—
Charge for asset write-downs, retention and severance	—	—	(2,485)	—	(2,000)
Charge on benefit plan settlement	(13,384)	—	—	—	—
Loss on extinguishment of borrowings	—	—	(8,716)	—	(1,013)
Loss on extinguishment of senior notes	—	—	—	—	—
Amortization of intangible assets	(3,431)	(3,431)	(3,053)	(3,241)	(3,241)
Adjusted non-interest expense	54,500	53,988	54,412	56,399	56,002
Reported operating efficiency ratio	63.6%	51.5%	63.3%	49.4%	51.0%
Adjusted operating efficiency ratio	49.0	47.6	48.9	47.2	45.8

The following table shows the reconciliation of reported net income (GAAP) and adjusted net income (non-GAAP) and adjusted diluted earnings per share[5]:

Income before income tax expense	$35,841	$48,583	$36,009	$56,182	$54,413
Income tax expense	11,648	15,792	12,243	18,412	16,991
Net income (GAAP)	24,193	32,791	23,766	37,770	37,422

Adjustments:
Net (gain) loss on sale of securities	(2,726)	121	283	(4,474)	(3,433)
Merger-related expense	—	—	265	—	—
Charge for asset write-downs, retention and severance	—	—	2,485	—	2,000
Charge on benefit plan settlement	13,384	—	—	—	—
Loss on extinguishment of borrowings	—	—	8,716	—	1,013
Loss on extinguishment of senior notes	—	—	—	—	—
Amortization of non-compete agreements and acquired customer list intangible assets	961	961	968	969	970
Total adjustments	11,619	1,082	12,717	(3,505)	550
Income tax (benefit) expense	(3,777)	(348)	(4,324)	1,149	(179)
Total adjustments net of taxes	7,842	734	8,393	(2,356)	371
Adjusted net income (non-GAAP)	$32,035	$33,525	$32,159	$35,414	$37,793

Weighted average diluted shares	130,192,937	130,354,779	130,500,975	130,688,729	130,875,614
Diluted EPS as reported (GAAP)	$0.19	$0.25	$0.18	$0.29	$0.29
Adjusted diluted EPS (non-GAAP)	0.25	0.26	0.25	0.27	0.29

Sterling Bancorp and Subsidiaries                                         NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP financial measures as management believes this information is useful to investors. See legend below.
	As of and for the Quarter Ended
	9/30/2015	12/31/2015	3/31/2016	6/30/2016	9/30/2016
The following table shows a reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans[6]:
Allowance for loan losses	$47,611	$50,145	$53,014	$55,865	$59,405
Remaining purchase accounting adjustments:
Acquired performing loans	31,364	24,766	27,340	23,802	26,003
Purchased credit impaired loans	17,783	16,617	16,862	15,955	15,513
Total remaining purchase accounting adjustments	49,147	41,383	44,202	39,757	41,516
Total valuation balances recorded against portfolio loans	$96,758	$91,528	$97,216	$95,622	$100,921

Total portfolio loans, gross	$7,525,632	$7,859,360	$8,286,163	$8,594,295	$9,168,741
Remaining purchase accounting adjustments:
Acquired performing loans	31,364	24,766	27,340	23,802	26,003
Purchased credit impaired loans	17,783	16,617	16,862	15,955	15,513
Adjusted portfolio loans, gross	$7,574,779	$7,900,743	$8,330,365	$8,634,052	$9,210,257
Allowance for loan losses to total portfolio loans, gross	0.63%	0.64%	0.64%	0.65%	0.65%
Total valuation balances recorded against portfolio loans to adjusted gross portfolio loans	1.28%	1.16%	1.17%	1.11%	1.10%

The non-GAAP measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per share, tangible equity as a percentage of total assets and tangible book value equity per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible equity and adjusted return on average tangible equity measures provide information to evaluate the use of our tangible equity.

3 Reported return on tangible assets and adjusted return on tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income and adjusted earnings per share present a summary of our earnings which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.

6 The reconciliation of the allowance for loan losses and remaining purchase accounting adjustments to portfolio loans provides information to evaluate the impact of purchase accounting adjustments and the allowance for loan losses on our portfolio loans. In purchase accounting, the prior allowance for loan losses is not carried over, and in place, we are required to estimate the fair value of the loan, which includes an estimate of life of loan losses on the portfolio, which is included as a purchase discount within the acquired loan portfolio.